Exhibit 5.1 US2008 18480946 2 ANCHORAGE ATLANTA AUGUSTA BEIJING CHARLOTTE DALLAS DENVER HOUSTON LOS ANGELES NEW YORK RALEIGH SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI SILICON VALLEY STOCKHOLM TOKYO WALNUT CREEK WASHINGTON WINSTON-SALEM Suite 2800 1100 Peachtree St. Atlanta GA 30309-4528 t 404 815 6500 f 404 815 6555 May 28, 2021 BlueLinx Holdings Inc. 1950 Spectrum Circle, Suite 300 Marietta, Georgia 30067 Re: Form S-8 Registration Statement Ladies and Gentlemen: We have acted as counsel for BlueLinx Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) relating to the registration by the Company of 750,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”) issuable by the Company in accordance with the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K. As such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof; (ii) the Plan; (iii) the Second Amended and Restated Certificate of Incorporation of the Company, as amended; (iv) the Second Amended and Restated By-Laws of the Company; (v) certain resolutions of the Board of Directors of the Company (and committees thereof); (vi) such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others as we have deemed relevant; and (vii) such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued under the Plan are duly authorized and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

BlueLinx Holdings Inc. May 28, 2021 Page 2 US2008 18480946 2 The opinions expressed herein are limited in all respects to the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission promulgated thereunder. Sincerely, Kilpatrick Townsend & Stockton LLP By: /s/ Justin B. Heineman Justin B. Heineman, a partner